UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2020

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	GLP	New York Stock Exchange

9.75% Series A Fixed-to-Floating Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2020, the Members of Global GP LLC (the “Company”), the general partner of Global Partners LP (the “Partnership”), approved expanding the size of the Company’s Board of Directors (the “Board”) from seven to eight members and appointed Mr. Robert W. Owens to fill the newly created directorship serving on the Board’s Audit Committee, Compensation Committee and Conflicts Committee, effective October 1, 2020 and continuing through December 31, 2021. As of October 1, 2020, the Board determined that Mr. Owens qualifies as “independent” under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the New York Stock Exchange (“NYSE”).

Mr. Owens has over forty years of experience in the energy industry.  He was appointed President and Chief Executive Officer of Sunoco LP upon the company’s sale to Energy Transfer Partners, L.P. in 2012. Mr. Owens helped successfully grow Sunoco through a series of strategic transactions, including the acquisition of Susser Holdings Corporation. Mr. Owens joined Sunoco in 1997 and was responsible for Sunoco's branded business.  Additional areas of responsibility were added over time, including supply and trading of crude and refined petroleum products, biofuels manufacturing and marketing, and petrochemicals.  During his tenure, Mr. Owens added renewable fuels, compressed natural gas and electric charging stations at strategic retail outlets to the Sunoco portfolio.  Prior to Sunoco, Mr. Owens served in executive roles for Ultramar Diamond Shamrock Corporation, Amerada Hess Corporation and Mobil Oil Corporation. Most recently, Mr. Owens served as a member of the Board of Directors of Philadelphia Energy Solutions, Inc. (PES) from 2012 through the sale of the PES refinery to Hilco Redevelopment Partners in June 2020. Mr. Owens received a bachelor's degree in business administration from California Polytechnic State University and an MBA from the Kellogg Graduate School of Management at Northwestern University.

Mr. Owens will participate in the Company’s standard independent director compensation program. Pursuant to this program, Mr. Owens will receive compensation in connection with his service on the Board and the Board’s Audit Committee, Compensation Committee and Conflicts Committee consistent with compensation received by the independent directors in 2020 as disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019.

Item 7.01.	Regulation FD Disclosure
On October 5, 2020, the Partnership issued a press release announcing the appointment of Mr. Owens to the Board. A copy of the press release announcing the appointment of Mr. Owens to the Company’s Board is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
The information furnished pursuant to Item 7.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibit

99.1*	Press Release issued by the Company on October 5, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused treport to be signed on its behalf by the undersigned thereunto duly authorized.
GLOBAL PARTNERS LP

	By:	Global GP LLC
its general partner

Dated: October 5, 2020	By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary